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                                                                    Exhibit 23.4
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Consent of Independent Accountants
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We consent to the incorporation by reference in the registration statement on
Form S-3 of OMNOVA Solutions Inc. pertaining to 1,100,000 shares of its common stock of our report, dated May 27, 1999, on our audit of the combined financial statements of the European Commercial Wallcoverings Business, included in the registration statement on Form 10 of OMNOVA Solutions Inc., filed with the Securities and Exchange Commission and to all references to our firm included in such registration statement on Form S-3.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
St. Albans, England
October 7, 1999